UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2023, Gerald Laderman, Executive Vice President and Chief Financial Officer (“CFO”) of United Airlines Holdings, Inc. (the “Company”), the parent company of United Airlines, Inc. (“United”), informed the Company of his plans to retire in 2024, after more than three decades of service with the Company.

The Company will launch a thorough external search to identify its next CFO. Mr. Laderman has agreed to continue to serve as CFO until the effective date of the Company’s appointment of his successor and thereafter will serve as Executive Vice President, Finance until his expected retirement in September 2024. Mr. Laderman’s continued services will help support the successful transfer of responsibilities and the execution of the Company’s United Next growth strategy and related aircraft acquisition and financing arrangements.

In connection with Mr. Laderman’s announcement of his intent to retire, the Company, United and Mr. Laderman entered into a Retirement and Transition Agreement (the “Agreement”) on May 25, 2023. Under the terms of the Agreement, Mr. Laderman agrees (i) to serve as CFO until the effective date of the Company’s appointment of his successor, after which time he will serve as Executive Vice President, Finance; (ii) to provide continuing services to the Company to support the successful transfer of responsibilities, the filing of the Company’s 2023 annual report, and execution of the Company’s United Next growth strategy and related aircraft acquisition and financing arrangements; and (iii) to voluntarily retire from the Company on September 30, 2024 or such earlier date as agreed to by the parties. The terms of the Agreement provide that Mr. Laderman’s target compensation will be unchanged through the date of his retirement and the 2024 short-term incentive award to be granted to Mr. Laderman will remain outstanding and will be eligible for pro-rata vesting (subject to achievement of the underlying performance conditions). Mr. Laderman’s other incentive awards will receive retirement treatment in accordance with the terms of the award agreements.

The benefits to be provided to Mr. Laderman upon a voluntary retirement and the retirement provisions applicable under his outstanding incentive awards were described in the Company’s 2023 Proxy Statement, filed with the SEC on April 13, 2023, under the heading “Executive Compensation – Potential Payments Upon Termination or Change in Control” and “Executive Compensation—2022 Pension Benefits Table.” Mr. Laderman will remain subject to restrictive covenants related to non-solicitation, non-competition and no-hire provisions pursuant to the terms of his time-based restricted stock unit agreements and his prior employment agreement with the Company.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the Company’s internal communication to its employees regarding Mr. Laderman’s announced retirement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1	Retirement and Transition Agreement among United Airlines Holdings, Inc., United Airlines, Inc. and Gerald Laderman dated May 25, 2023

99.1	United Airlines, Inc. Employee Communication dated May 31, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.
UNITED AIRLINES, INC.

By:	/s/ Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President and Chief Legal Officer

Date: May 31, 2023

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